UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 25, 2021, Aravive, Inc. (the “Company”) entered into an amendment (the “McIntyre Amendment”), to the Offer Letter (the “McIntyre Offer Letter”) that it had entered into with Gail McIntyre, Ph.D., the Company’s Chief Executive Officer, on March 26, 2020, as amended on April 8, 2020. The McIntyre Amendment provides that Dr. McIntyre will receive: (i) effective as of January 1, 2021, an annual base salary of $500,000, less required deductions and withholdings, payable in accordance with the Company’s standard payroll schedule, for service as the Company’s Chief Executive Officer; and (ii) a target bonus equal to 50% of Dr. McIntyre’s annual base salary.  All other terms of the McIntyre Offer Letter shall remain in full force and effect. On January 25, 2021, Dr. McIntyre was also granted a cash bonus of $149,400 for the Company’s 2020 fiscal year and an option to purchase 165,000 shares of the Company’s common stock with an exercise price of $5.95 per share and vesting pro rata on a monthly basis over a four- year period.

The foregoing description of the McIntyre Amendment do not purport to be complete and are qualified in their entirety by reference to copy of the McIntyre Amendment, which are filed as Exhibit 10.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment to Offer Letter dated as of January 25, 2021 by and between Aravive, Inc. and Gail McIntyre, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2021	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
Name: Vinay Shah Title: Chief Financial Officer